EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GLOBAL NET LEASE REPORTS THIRD QUARTER 2022 RESULTS
Drove Strong Leasing Results With Nearly 850,000 Square Feet Leased in Third Quarter
Company to Host Investor Webcast and Conference Call Today at 1 PM Eastern

New York, November 3, 2022 - Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), a real estate investment trust that focuses on acquiring and managing a globally diversified portfolio of strategically-located commercial real estate properties, announced today its financial and operating results for the quarter ended September 30, 2022.

Third Quarter 2022 and Subsequent Events Highlights

•Revenue was $92.6 million compared to $95.8 million in third quarter 2021. On a Constant Currency basis1, revenue increased 2% to $97.5 million.
•Net income attributable to common stockholders of $9.7 million compared to net income of $2.4 million in prior year third quarter, or $0.09 per share compared to $0.02 per share
•Net operating income ("NOI") was $84.8 million from $89.0 million in third quarter 2021
•Core Funds from Operations (“Core FFO”) grew 9.6% to $48.3 million or $0.47 per share compared to $44.1 million or $0.43 per share in third quarter 2021
•Adjusted Funds from Operations (“AFFO”) was $41.3 million versus $44.3 million in the prior year quarter
•AFFO per share was $0.40 compared to $0.44 per share in third quarter 2021
•Distributed $41.7 million, or $0.40 per share, in dividends to common shareholders
•One new lease, two lease renewals and one tenant expansion totaling nearly 850,000 square feet
•Portfolio 98.6% leased with 8.1 years of weighted average remaining lease term2
•Contractual annual rent increases in 94%3 of leases that increase the cash rent that is due over time by an average cumulative increase of 1.2% per year, including but not limited to 64% that are fixed-rate increases and 26% that are based on Consumer Price Index
•Over 61% of annualized straight-line rent comes from Investment Grade or implied Investment Grade tenants4
•Acquisitions pipeline of $32.8 million at a going-in cap rate of 7.5%5 and a weighted-average remaining lease term of 7.9 years.

"I am very pleased with our strong leasing of nearly 850,000 square feet in the third quarter, bringing our year-to-date activity to 3.6 million square feet. We are also seeing strength in the growing pipeline of accretive acquisition opportunities we have uncovered" said James Nelson, CEO of GNL. "With our strong leasing efforts, we have added $117 million of net new straight-line rent over the new weighted-average remaining lease term of 9.3 years, up from 3.5 years. With our global focus on owning mission-critical, industrial and office properties, we believe we are well positioned to extract additional value over the long term. Though limited by our hedging program, we saw an impact from the global currency fluctuations in the economy. For example, on a constant currency basis, revenues would have increased by $1.2 million to $93.8 million compared to the second quarter of this year and up $4.9 million to $97.5 million over the third quarter of 2021."

	Three Months Ended September 30,
(In thousands, except per share data)	2022	2021
Revenue from tenants	$92,599	$95,758

Net income attributable to common stockholders	$9,739	$2,374
Net income per diluted common share	$0.09	$0.02

NAREIT defined FFO attributable to common stockholders	$48,183	$44,043
NAREIT defined FFO per diluted common share	$0.46	$0.43

Core FFO attributable to common stockholders	$48,327	$44,097
Core FFO per diluted common share	$0.47	$0.43

AFFO attributable to common stockholders	$41,312	$44,257
AFFO per diluted common share	$0.40	$0.44

Property Portfolio

The Company’s portfolio of 310 net lease properties is located in eleven countries and territories and comprised of 39.5 million rentable square feet leased to 141 tenants across 51 industries as of September 30, 2022. The real estate portfolio metrics include:

•98.6% leased with a remaining weighted-average lease term of 8.1 years
•94.3% of the portfolio contains contractual rent increases based on annualized straight-line rent
•61.3% of portfolio annualized straight-line rent derived from investment grade and implied investment grade rated tenants5
•66% U.S. and Canada, 34% Europe (based on annualized straight-line rent)
•41% Office, 56% Industrial / Distribution and 3% Retail (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources6

As of September 30, 2022, the Company had $128.0 million of cash and cash equivalents. The Company’s net debt to enterprise value was 62.3% with an enterprise value of $3.6 billion based on the quarter end closing share price of $10.65 for common stock, $21.58 for the Series A preferred stock and $22.20 for the Series B preferred stock, with net debt of $2.2 billion7, including $1.3 billion of mortgage debt.

As of September 30, 2022, the percentage of debt that is fixed rate (including variable rate debt fixed with swaps) was 74.8% compared to 93.9% as of September 30, 2021. The Company’s total combined debt had a weighted average interest rate of 3.5% resulting in an interest coverage ratio of 3.3 times8. Weighted-average debt maturity was 4.2 years as of September 30, 2022 as compared to 4.5 years as of September 30, 2021.

As of September 30, 2022, Liquidity, including amounts available under the Credit Facility, was $206.9 million.9

Footnotes/Definitions

1 Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar which would not have occurred if there had been a constant exchange rate. Revenue from tenants on a Constant Currency basis is calculated by applying the average monthly currency rates from the prior comparable period to Revenues from tenants from the applicable period. We believe that this measure provides investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends.
2 Weighted-average remaining lease term in years is based on square feet as of September 30, 2022.
3 All such increases are calculated based on straight-line rent and subject to certain caps
4 As used herein, “Investment Grade Rating” includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied Investment Grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2022. Comprised of 34.4% leased to tenants with an actual investment grade rating and 26.9% leased to tenants with an Implied Investment Grade rating based on annualized cash rent as of September 30, 2022.
5 Going-in capitalization rate is a rate of return on a real estate investment property based on the expected, cash rental income that the property will generate under its existing lease during the first year of the lease. Going-in capitalization rate is calculated by dividing the cash rental income the property will generate during the first year of the lease (before debt service and depreciation and after fixed costs and variable costs) and the purchase price of the property. The weighted average going-in capitalization rate is based upon square feet as of the date of acquisition.
6 During the three months ended September 30, 2022, the Company sold 70,218 shares of Common Stock through its Common Stock "at-the-market" program for gross proceeds of $1.1 million, before nominal commissions paid and additional issuance costs. Also, during the three months ended September 30, 2022, the Company sold 10,175 shares of its Series B Preferred Stock through its Series B Preferred Stock "at-the-market" program for gross proceeds of $0.3 million, before nominal commissions paid and additional issuance costs.
7 Comprised of the principal amount of GNL's outstanding debt totaling $2.4 billion less cash and cash equivalents totaling $128.0 million, as of September 30, 2022.
8 The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
9 Liquidity includes $78.9 million of availability under the Company's revolving credit facility and $128.0 million of cash and cash equivalents.

Conference Call
GNL will host a conference call on November 3, 2022 at 1:00 p.m. ET to discuss its financial and operating results.
Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the GNL website, www.globalnetlease.com, in the “Investor Relations” section.
To listen to the live call, please go to GNL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com.
Conference Call Details
Live Call
Dial-In (Toll Free): 1-877-407-0792
International Dial-In: 1-201-689-8263

Conference Replay*
Domestic Dial-In (Toll Free): 1-844-512-2921
International Dial-In: 1-412-317-6671
Conference Number: 13730904
*Available from 4:00 p.m. ET on November 3, 2022 through February 3, 2023.

Supplemental Schedules
The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.
About Global Net Lease, Inc.
Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.
Important Notice
The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of GNL’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the potential adverse effects of (i) the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on GNL, GNL’s tenants and the global economy and financial markets, and (b) that any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those set forth in the Risk Factors section of GNL’s most recent Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 24, 2022, and all other filings with the Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in GNL’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:
Investors and Media:
Email: investorrelations@globalnetlease.com
Phone: (212) 415-6510

Global Net Lease, Inc.
Consolidated Balance Sheets
(In thousands)

	September 30, 2022	December 31, 2021
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$480,991	$511,579
Buildings, fixtures and improvements	3,195,358	3,424,431
Construction in progress	16,601	6,975
Acquired intangible lease assets	670,337	748,363
Total real estate investments, at cost	4,363,287	4,691,348
Less accumulated depreciation and amortization	(828,682)	(810,686)
Total real estate investments, net	3,534,605	3,880,662
Assets held for sale	45,125	—
Cash and cash equivalents	128,014	89,668
Restricted cash	6,634	3,643
Derivative assets, at fair value	48,611	4,260
Unbilled straight-line rent	68,615	74,221
Operating lease right-of-use asset	45,493	52,851
Prepaid expenses and other assets	52,848	49,178
Due from related parties	244	—
Deferred tax assets	1,363	1,488
Goodwill and other intangible assets, net	20,355	22,060
Deferred financing costs, net	13,661	4,925
Total Assets	$3,965,568	$4,182,956

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,258,179	$1,430,915
Revolving credit facility	605,109	225,566
Term loan, net	—	278,554
Senior notes, net	492,773	491,735
Acquired intangible lease liabilities, net	24,759	29,345
Derivative liabilities, at fair value	—	4,259
Due to related parties	76	893
Accounts payable and accrued expenses	27,558	25,887
Operating lease liability	20,255	22,771
Prepaid rent	40,502	32,756
Deferred tax liability	6,423	8,254
Taxes payable	190	—
Dividends payable	5,170	5,386
Total Liabilities	2,480,994	2,556,321
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	45
Common stock	2,371	2,369
Additional paid-in capital	2,682,600	2,675,154
Accumulated other comprehensive (loss) income	(24,899)	15,546
Accumulated deficit	(1,188,266)	(1,072,462)
Total Stockholders' Equity	1,471,921	1,620,720
Non-controlling interest	12,653	5,915
Total Equity	1,484,574	1,626,635
Total Liabilities and Equity	$3,965,568	$4,182,956

Global Net Lease, Inc.
Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,
	2022	2021
Revenue from tenants	$92,599	$95,758

Expenses:
Property operating	7,765	6,747
Operating fees to related parties	10,088	9,880
Impairment charges	796	1,199
Acquisition, transaction and other costs	103	54
General and administrative	4,060	3,911
Equity-based compensation	3,132	2,721
Depreciation and amortization	37,791	41,665
Total expenses	63,735	66,177
Operating income before loss on dispositions of real estate investments	28,864	29,581
Gain on dispositions of real estate investments	143	1,195
Operating income	29,007	30,776
Other income (expense):
Interest expense	(24,207)	(24,858)
Loss on extinguishment of debt	(41)	—
Gain on derivative instruments	13,121	3,560
Other income (expense)	10	(158)
Total other expense, net	(11,117)	(21,456)
Net income before income taxes	17,890	9,320
Income tax expense	(3,052)	(1,930)
Net income	14,838	7,390
Preferred stock dividends	(5,099)	(5,016)
Net income attributable to common stockholders	$9,739	$2,374

Basic and Diluted Income Per Share:
Net income per share attributable to common stockholders — Basic and Diluted	$0.09	$0.02

Weighted average shares outstanding — Basic and Diluted	103,715	101,478

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended September 30,
	2022	2021
Adjusted EBITDA
Net income	$14,838	$7,390
Depreciation and amortization	37,791	41,665
Interest expense	24,207	24,858
Income tax expense	3,052	1,930
Impairment charges	796	1,199
Equity-based compensation	3,132	2,721
Acquisition and transaction related	103	54
Gain on dispositions of real estate investments	(143)	(1,195)
Gain on derivative instruments	(13,121)	(3,560)
Loss on extinguishment of debt	41	—
Other (income) expense	(10)	158
Adjusted EBITDA [1]	70,686	75,220

Net operating income (NOI)
Operating fees to related parties	10,088	9,880
General and administrative	4,060	3,911
NOI [1]	84,834	89,011
Amortization related to above- and below- market lease intangibles and right-of-use assets, net	351	81
Straight-line rent	(2,314)	(1,658)
Cash NOI [1]	$82,871	$87,434

Cash Paid for Interest:
Interest Expense	$24,207	$24,858
Non-cash portion of interest expense	(2,322)	(2,590)
Amortization of mortgage discounts	(225)	(263)
Total cash paid for interest	$21,660	$22,005
Footnotes:

[1] For the three months ended September 30, 2021 includes income from a lease termination fee of $2.2 million, which is recorded in revenue from tenants in the consolidated statements of operations.

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

	Three Months Ended September 30,
	2022	2021
Net income attributable to stockholders (in accordance with GAAP)	$9,739	$2,374
Impairment charges	796	1,199
Depreciation and amortization	37,791	41,665
Gain on dispositions of real estate investments	(143)	(1,195)
FFO (defined by NAREIT) [1]	48,183	44,043
Acquisition, transaction and other costs	103	54
Loss on extinguishment of debt	41	—
Core FFO attributable to common stockholders [1]	48,327	44,097
Non-cash equity-based compensation	3,132	2,721
Non-cash portion of interest expense	2,322	2,590
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	351	81
Straight-line rent	(2,314)	(1,658)
Straight-line rent (rent deferral agreements) [2]	—	(246)
Unrealized income on undesignated foreign currency advances and other hedge ineffectiveness	1	—
Eliminate unrealized gains on foreign currency transactions [3]	(10,732)	(3,591)
Amortization of mortgage discounts	225	263
Adjusted funds from operations (AFFO) attributable to common stockholders [1]	$41,312	$44,257
Footnotes:
[1] FFO, Core FFO and AFFO for the three months ended September 30, 2021 include income from a lease termination fee of $2.2 million, which is recorded in revenue from tenants in the consolidated statements of operations. The termination fee of approximately $9.0 million which was paid by the tenant at the end of the lease term on January 4, 2022 was earned and recorded as income evenly over the period from September 3, 2021 through January 4, 2022.
[2] Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period for rent that was deferred, for purposes of AFFO, as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO.
[3] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended September 30, 2022, the gain on derivative instruments was $13.1 million, which consisted of unrealized gains of $10.7 million and realized gains of $2.4 million. For the three months ended September 30, 2021, the gain on derivative instruments was $3.6 million, which consisted of unrealized gains of $3.6 million.

Global Net Lease, Inc.
Quarterly Reconciliation of Non-GAAP Measures (Unaudited)
(In thousands)

Third Quarter 2022 Revenue from tenants	$92,599
Foreign currency translation impact (using Q2 2022 foreign currency exchange rates)	1,208
Foreign currency translation impact (using Q3 2021 foreign currency exchange rates)	4,932

Revenue from tenants (quarter-over-quarter constant currency adjusted)	$93,807
Revenue from tenants (year-over-year constant currency adjusted)	$97,531

Caution on Use of Non-GAAP Measures

Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), and Net Operating Income (“NOI”) should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.

Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non-controlling interest to arrive at FFO, Core FFO and AFFO, as applicable.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.

We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Core Funds from Operations

In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

Adjusted Funds from Operations

In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.

In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Net Operating Income

We believe that Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non- cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.

Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar which would not have occurred if there had been a constant exchange rate. We believe that this measure provides investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends.